U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

VEGALAB, INC.

(Exact name of registrant as specified in its charter)

0-53248

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	68-0635204 (IRS Employer Identification No.)

636 U.S. Highway 1, Ste. 110, North Palm Beach, FL 33408

(Address of principal executive offices)

(800) 208-1680

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 18, 2017, Vegalab, Inc. (“Vegalab” or the “Company”) purchased substantially all the assets of a produce packaging business conducted under the name M&G Packing, Inc. (the “Business”) located in Tulare County, California. On October 24, 2017, Vegalab filed a report on Form 8-K with the Securities and Exchange Commission reporting under Item 2.01 the acquisition of the Business (the “Report”). The Report did not include the financial statements of the acquired business or pro forma financial information required by Item 9.01 of Form 8-K. This amendment to the Report is filed to present such financial information.

Item 9.01	Financial Statements and Exhibits

Financial Statement of Business Being Acquired and Pro Forma Financial Information

Item 9.01 of the Report is amended by the addition of the following financial information:

Exhibit Number

99.1	Audited Financial Statements of M&G Packing, Inc., as of and for the fiscal year ended September 30, 2017, and for the period from October 7, 2015, to September 30, 2016

99.2	Unaudited Pro forma Condensed Combined Consolidated Financial Information of Vegalab, Inc., and M&G Packing, Inc., consisting of: pro forma balance sheet as of September 30, 2017; pro forma statement of operations for the nine months ended September 30, 2017; pro forma balance sheet as of December 31, 2016; pro forma statement of operations for the year ended December 31, 2016; and notes to the pro forma financial statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vegalab, Inc.

Date: February 14, 2018	By:	/s/ David Selakovic
David Selakovic, Chief Executive Officer

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